EXHIBIT 10.2
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
     The EMPLOYMENT AGREEMENT entered into by and between Apollo Group, Inc. (the “Company”) and Charles B. Edelstein (the “Executive”), dated July 7, 2008 and as subsequently amended effective as of October 31, 2008 (the “Agreement”), is hereby further amended effective as of February 23, 2009, as follows:
     1. Section 6(d) of the Agreement is hereby amended in its entirety to read as follows:
     (d) Living Expenses. Until such time as the Company makes available Company-owned or leased housing to the Executive in the geographic location of the Company’s corporate headquarters in Phoenix, Arizona, the Company shall pay the Executive a monthly allowance in the dollar amount of $3,000 to cover his housing, food and other living costs while he is in the Phoenix Metropolitan Area. The payment for each month shall be made in arrears no later than five (5) business days after the end of the applicable month.
     2. Section 6(e) of the Agreement is hereby amended in its entirety to read as follows:
     (e) Travel Expenses. The Company will reimburse the Executive for reasonable expenses incurred in traveling to and from the Company’s offices in Chicago, Illinois and the corporate headquarters in Phoenix, Arizona. Accordingly, the Executive shall submit appropriate evidence of each such travel expense within sixty (60) days after the later of (i) his incurrence of that expense or (ii) his receipt of the invoice or billing statement for such expense, and the Company shall provide the Executive with the requisite reimbursement within ten (10) business days thereafter; provided, however, that the amount of round-trip air travel to be so reimbursed shall in no event exceed the cost of a first class round-trip ticket between Phoenix, Arizona and Chicago, Illinois on a commercial airline.
     3. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Amendment to be executed on its behalf by its duly-authorized officer on the date indicated below, and the Executive has executed this Amendment on the date indicated below.

CHARLES B. EDELSTEIN	APOLLO GROUP, INC.

/s/ Charles B. Edelstein	By: /s/ Joseph L. D’Amico

Dated: March 31, 2009	Title: President and Chief Operating Officer

Dated: March 31, 2009